EXPENSE LIMITATION AGREEMENT

EXPENSE LIMITATION AGREEMENT (the "Agreement"), effective as of February 19, 2014 by and between NorthPointe Capital, LLC (the "Adviser") and The Advisors' Inner Circle Fund III (the "Trust"), on behalf of each series of the Trust set forth in Schedule A attached hereto, as may be amended from time to time by mutual agreement of the parties (each, a "Fund," and collectively, the "Funds").

WHEREAS, the Trust is a Delaware statutory Trust organized under an Agreement and Declaration of Trust, dated December 4, 2013 (the "Declaration of Trust"), and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management company of the series type, and each Fund is a series of the Trust;

WHEREAS, the Trust and the Adviser have entered into an Investment Advisory Agreement dated December 4, 2013 (the "Advisory Agreement"), pursuant to which the Adviser provides investment advisory services to each Fund for compensation based on the value of the average daily net assets of each such Fund; and

WHEREAS, the Trust and the Adviser have determined that it is appropriate and in the best interests of the Fund and its shareholders to maintain the expenses of the Fund at a level at or below the level to which the Fund would normally be subject in order to maintain the Fund's expense ratio at the Maximum Annual Operating Expense Limit (as hereinafter defined) specified for such Fund in Schedule A hereto;

NOW THEREFORE, the parties hereto agree as follows:

1.   EXPENSE LIMITATION.

1.1. APPLICABLE EXPENSE LIMIT. To the extent that the aggregate expenses of every character incurred by a Fund in any fiscal year, including but not limited to investment advisory fees of the Adviser (but excluding interest, taxes, brokerage commissions and other costs and expenses relating to the securities that are purchased and sold by the Fund, acquired fund fees and expenses, other expenditures which are capitalized in accordance with generally accepted accounting principles, and other extraordinary expenses not incurred in the ordinary course of such Fund's business) and expenses for which payment has been made through the use of all or a portion of brokerage commissions (or markups or markdowns) generated by that Fund ("Fund Operating Expenses"), exceed the Maximum Annual Operating Expense Limit, as defined in Section 1.2 below, such excess amount (the "Excess Amount") shall be the liability of the Adviser.

1.2. MAXIMUM ANNUAL OPERATING EXPENSE LIMIT. The Maximum Annual Operating Expense Limit with respect to each Fund shall be the amount specified in Schedule A for each Fund based on a percentage of the average daily net assets of such Fund. The Maximum Annual Operating Expense Limit for a Fund contemplates that certain expenses for the Fund may be paid through the use of all or a portion of brokerage commissions (or markups or markdowns) generated by the Fund.

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1.3. METHOD OF COMPUTATION.  To determine the Adviser's liability with respect to the Excess Amount, each month the Fund Operating Expenses for each Fund shall be annualized as of the last day of the month. If the annualized Fund Operating Expenses for any month of a Fund exceed the Maximum Annual Operating Expense Limit of such Fund, the Adviser shall first waive or reduce its investment advisory fee for such month by an amount sufficient to reduce the annualized Fund Operating Expenses to an amount no higher than the Maximum Annual Operating Expense Limit. If the amount of the waived or reduced investment advisory fee for any such month is insufficient to pay the Excess Amount, the Adviser may also remit to the Fund an amount that, together with the waived or reduced investment advisory fee, is sufficient to pay such Excess Amount.

1.4. YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each fiscal year (or the termination of this Agreement if sooner), an adjustment payment shall be made by the appropriate party in order that the amount of the investment advisory fees waived or reduced and other payments remitted by the Adviser to each Fund with respect to the previous fiscal year shall equal the Excess Amount for such fiscal year.

2.   REIMBURSEMENT OF FEE WAIVERS AND EXPENSE REIMBURSEMENTS.

2.1. REIMBURSEMENT. If in any year in which the Advisory Agreement is still in effect and the estimated aggregate Fund Operating Expenses of a Fund for the fiscal year are less than the Maximum Annual Operating Expense Limit for that year, the Adviser shall be entitled to reimbursement by such Fund, in whole or in part as provided below, of the investment advisory fees waived or reduced and other payments remitted by the Adviser to such Fund pursuant to Section 1 hereof. The total amount of reimbursement to which the Adviser may be entitled ("Reimbursement Amount") shall equal, at any time, the sum of all investment advisory fees previously waived or reduced by the Adviser and all other payments remitted by the Adviser to the Fund, pursuant to Section 1 hereof, during any of the previous three (3) fiscal years, less any reimbursement previously paid by such Fund to the Adviser, pursuant to this Section 2, with respect to such waivers, reductions, and payments. The Reimbursement Amount shall not include any additional charges or fees whatsoever, including, for example, interest accruable on the Reimbursement Amount.

2.2. BOARD NOTIFICATION. Each Fund shall provide to the Board a quarterly report of any reimbursements paid to the Adviser pursuant to this agreement.

2.3. METHOD OF COMPUTATION. To determine a Fund's accrual, if any, to reimburse the Adviser for the Reimbursement Amount, each month the Fund Operating Expenses of such Fund shall be annualized as of the last day of the month. If the annualized Fund Operating Expenses of a Fund for any month are less than the Maximum Annual Operating Expense Limit of such Fund, such Fund shall accrue into its net asset value an amount payable to the Adviser sufficient to increase the annualized Fund Operating Expenses of that Fund to an amount no greater than the Maximum Annual Operating Expense Limit of that Fund, provided that such amount paid to the Adviser will in no event exceed the total Reimbursement Amount. For accounting purposes, amounts accrued pursuant to this
Section 2 shall be a liability of the Fund for purposes of determining the Fund's net asset value.

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2.4. PAYMENT AND YEAR-END ADJUSTMENT.  Amounts accrued pursuant to this
Agreement shall be payable to the Adviser as of the last day of each month. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the actual Fund Operating Expenses of a Fund for the prior fiscal year (including any reimbursement payments hereunder with respect to such fiscal year) do not exceed the Maximum Annual Operating Expense Limit for such fiscal year.

3. TERM AND TERMINATION OF AGREEMENT.

This Agreement shall continue in effect with respect to each Fund until the date indicated on Schedule A (the "Initial Term End Date") and shall thereafter continue in effect from year to year for successive one-year periods, provided that this Agreement may be terminated, without payment of any penalty, with respect to any Fund:

(i) by the Trust, for any reason and at any time;

(ii) by the Adviser, for any reason, upon ninety (90) days' prior written notice to the Trust at its principal place of business, such termination to be effective as of the close of business on the Initial Term End Date or as of the close of business on the last day of the then-current one-year period, as applicable, or at such earlier time provided that such termination is approved by majority vote of the Trustees and the Independent Trustees voting separately; and

(iii) by either party effective upon the effective date of the termination of the Advisory Agreement for any reason.

4.   MISCELLANEOUS

4.1. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

4.2. INTERPRETATION. Nothing herein contained shall be deemed to require the Trust or the Funds to take any action contrary to the Trust's Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust's Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust or the Funds.

4.3. DEFINITIONS. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment advisory fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Advisory Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement or the 1940 Act.

4.4. ENFORCEABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or

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provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

4.5. GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware without giving effect to the conflicts of law principles thereof, and the parties consent to the jurisdiction of courts, both state or federal, in Delaware, with respect to any dispute under this Agreement.

4.6. AMENDMENT. This Agreement may not be amended except pursuant to a writing signed by the parties hereto and in accordance with the 1940 Act, when applicable.

4.7. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby.

4.8. ENTIRE AGREEMENT. This Agreement, including any schedules hereto (each of which is incorporated herein and made a part hereof by these references), represents the entire agreement and understanding of the parties hereto, and shall supersede any prior agreements.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the day and year first above written.

THE ADVISORS' INNER CIRCLE FUND III,
on behalf of each of its series set forth in Schedule A

/s/ Dianne Descoteaux
------------------------
Name: Dianne Descoteaux
Title: VP & Secretary


NORTHPOINTE CAPITAL, LLC

/s/ Terry Gardner
------------------------
Name: Terry Gardner
Title: CFO

Signature Page -- The Advisors' Inner Circle Fund III Expense Limitation
Agreement

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                                   SCHEDULE A

This Agreement relates to the following Funds of the Trust:

------------------------------------------------------------------------------------------------------
NAME OF FUND               SHARE CLASS                 MAXIMUM ANNUAL        INITIAL TERM END DATE
                                                      OPERATING EXPENSE
                                                           LIMIT
------------------------------------------------------------------------------------------------------
NorthPointe Micro Cap      Investor Class shares           1.70%             February 29, 2016
Equity Fund
------------------------------------------------------------------------------------------------------
NorthPointe Micro Cap      Institutional Class             1.45%             February 29, 2016
Equity Fund                shares
------------------------------------------------------------------------------------------------------
NorthPointe Small Cap      Investor Class shares           1.70%             February 29, 2016
Growth Fund
------------------------------------------------------------------------------------------------------
NorthPointe Small Cap      Institutional Class             1.45%             February 29, 2016
Growth Fund                shares
------------------------------------------------------------------------------------------------------
NorthPointe Small Cap      Investor Class shares           1.70%             February 29, 2016
Value Fund
------------------------------------------------------------------------------------------------------
NorthPointe Small Cap      Institutional Class             1.45%             February 29, 2016
Value Fund                 shares
------------------------------------------------------------------------------------------------------
NorthPointe Large Cap      Investor Class shares           1.70%             February 29, 2016
Value Fund
------------------------------------------------------------------------------------------------------
NorthPointe Large Cap      Institutional Class             1.45%             February 29, 2016
Value Fund                 shares
------------------------------------------------------------------------------------------------------

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